EXHIBIT 99.1


                  AVADO BRANDS Prices Senior Subordinated Notes

     Madison, Ga., June 17, 1999 - AVADO BRANDS, INC. Nasdaq/NM:AVDO), a growth-oriented, multi-brand restaurant company, today announced the pricing of a private placement of $100 million, 11.75 percent senior subordinated notes, priced at 98.561 (yield 12.0 percent), to qualified institutional buyers.


     In connection with the consummation of such offering, the Company will enter into a new $125 million bank revolving credit facility. The proceeds of the notes offering, the new bank facility and the $40 million in proceeds from the final Applebee's divestiture transaction will be used to refinance the Company's existing credit facilities and to provide for future working capital and other corporate purposes, including the settlement of $40 million in equity forward contracts.


     The senior subordinated notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.


     Statements contained in this press release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties which could cause actual results to differ from those anticipated. Factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the Company's prospects in general are described in Exhibit 99.1 to the Company's Form 10-Q for the fiscal quarter ended June 29, 1997, and the Company's other filings with the Securities and Exchange Commission.